Exhibit 4.1B
                             NOTE PURCHASE AGREEMENT
                             GINSITE MATERIALS, INC.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE PURCHASE AGREEMENT (AS IT MAY BE AMENDED FORM TIME TO TIME, THE "AGREEMENT") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF THE INTENDED COMPLIANCE OF GINSITE MATERIALS, INC., WITH SECTION 3(b) OF THE
SECURITIES ACT, THE PROVISIONS OF RULE 504 REGULATION D UNDER SUCH ACT AND SIMILAR EXEMPTIONS UNDER STATE LAW. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), AND STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This Agreement has been executed by the undersigned purchaser (hereafter, the "Purchaser") in connection with the private placement of that certain 9% Convertible Promissory Note (referred to herein as the "Note"), of Ginsite Materials, Inc. (the "Company"), a publicly-held and traded corporation formed under the laws of the State of Florida. The Note is being offered and sold in reliance upon the exemption from securities registration afforded by the provisions of rule 504 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act" or the "Securities Act"). This Note Purchase Agreement (this "Agreement") is made as of the 8th day of February, 1999.

     Section 1.1 Purchase and Sale of the Note. Upon the following terms and conditions, the Company shall issue and sell the Note to the Purchaser, and the Purchaser shall purchase the Note from the Company. The Note shall be represented in the form of Exhibit A attached hereto and incorporated herein by reference. The Note is convertible in accordance with its terms into non-legended common stock of the Company, $.001 par value per share ("Common Stock"). The Note shall be in the aggregate principal amount of US$254,000.00, and shall be sold at the Purchase Price (defined below), at the Closing (defined below). Interest on the note shall be paid in accordance with the terms of the Note.

     Section 1.2 Purchase Price. The total aggregate purchase price for the Note (the "Purchase Price") shall be One Hundred Thousand Dollars ($100,000.00). The parties acknowledge their execution of that certain notice purchase agreement (including all exhibits and addenda thereto as executed by the parties, the "Prior Agreement") between themselves dated as of January 6, 1999, pursuant to which the Company undertook certain obligations as described the Prior Agreement (the "Obligations"), including without limitation the execution and delivery of a promissory note (the "Prior Note") in the amount of US$150,000.00. If the obligations were not timely met by the Company, the Purchaser had the right to


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to call the Prior Note due at any time.  The Company has  acknowledged  and does hereby acknowledge that the Obligations have not been and will not be timely met, and that the Purchaser has or will have the right to demand repayment of the amounts due under the Prior Note. The parties have agreed that, in lieu of the Purchaser requiring repayment of the amounts due under the Prior Note, the said amounts (along with the penalty described in Section 1.6 of the Prior Agreement) would be treated as a portion of the consideration for the Note, and added to the principal amount for the Note, for a total consideration of US $254,000.00. The parties agree that, so long as (and only if) each of the parties fulfills each and every one of its respective obligations as contained in this Agreement (and in the exhibits and addenda attached hereto as executed by the parties), then as of the date of this Agreement, the Prior Agreement and the Prior Note shall be and are hereby terminated and canceled.

Section 1.3     Closing.

     (a) the closing of the purchase and sale of the Note (the "Closing"), shall take place at the law offices of H. Glenn Bagwell, Jr. (the "Escrow Agent"), 3005 Anderson Drive, Suite 204, Raleigh, N.C., USA 27609 (telephone:
919.785.3113, telecopier 919.785.3116), on the later of the following (the "Closing Date"): (i) the date on which the last to be fulfilled or waived of the conditions set forth in Sections 4.1 and 4.2 hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Purchaser and the Company may agree.

     (b) On the Closing Date, the Company shall, through the Escrow Agent, deliver to the Purchaser the Note issued in the name of the Purchaser, and the Escrowed Shares (defined below). The Purchaser shall on the Closing Date deliver to the Escrow Agent on behalf of the Company the Purchase Price for the Note by wire transfer in immediately available funds to such account as shall be designated in writing by the Escrow Agent. Upon receipt of the Note and the Escrowed Shares, the Escrow Agent shall immediately deliver via wire transfer the Purchase Price (less any fees agreed to be paid by the Company) to the Company, and the note to the Purchaser. The Escrowed Shares shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement (defined below), pending conversion of the Note in accordance with their terms. In addition to the above, each party shall deliver to the Escrow Agent on behalf of the other all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

     Section 1.4 Reporting Status: Compliance with rule 504. The Company represents and warrants that, as of the date of this Agreement, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities 19343 Act of 1934, as amended (the "1934 Act"), the Company is not an investment company or a developmental stage company that either has no specific business plan or purpose, and the Company is otherwise in compliance with the requirements of Rule 504 of Regulation D with respect to the offerings contemplated hereby, and is able to and does hereby offer and sell the note and the underlying Common Stock (collectively the "Securities") in accordance with the provisions of Rule 504. The Company is able to issue the Note and the Escrowed Shares in accordance with Rule 504.


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     Section 2.1 Representations and Warranties of the Purchaser.  The Purchaser
makes the following representations and warranties to the Company.

     (a) Accredited Investor. The Purchaser is an "accredited investor" under the definition set forth in Rule 501(a) of Regulation D, promulgated under the Securities Act.

     (b) Speculative Investment. The Purchaser is aware that an investment in the Securities is highly speculative and subject to substantial risks. The Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of complete loss of the Purchaser's investment in the Securities which make liquidation of this investment impossible for the indefinite future.

     (c) Privately Offered. The offer to acquire the Note was directly communicated to the Purchaser in such manner that the Purchaser was able to ask questions of an receive answers concerning the terms and conditions of this transaction. At not time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

     (d) Purchase of Note. The Note is being acquired solely for the Purchaser's own account, and is not being purchased with view to the resale, distribution, subdivision or fractionalization of the Note without proper registration with applicable securities administrators or an applicable exemption from such registration (including without limitation Rule 504).

     (e) Access to Information. Purchaser or Purchaser's professional advisor has been granted the opportunity to ask questions or and receive answers from representatives of the company, its officers, directors, employees and agents concerning the terms and conditions of the offering of Securities, the Company, its business and prospects, and to obtain any additional information which Purchaser or Purchaser's professional advisor deems necessary to verify the accuracy and completeness of the information received.

     (f) Reliance on Own Advisors. Purchaser has relied on the advice of, or has consulted with, Purchaser's own tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act for any tax or legal advice. The foregoing, however, does not limit or modify Purchaser's right to rely upon representations and warranties of the Company in Section 2.2 of this Agreement and any representations of any third parties acting as agents for or on the Company's behalf.

     (g) Capability to Evaluate. Purchaser has such knowledge and experience in financial and business matters so as to enable such Purchaser to utilize the information made available to it in connection with the offer of the Securities in order to evaluate the merits and risks of the prospective investment.

     (h) Authority. Purchaser has full power and authority to execute and deliver this Agreement and each other document included herein for which a


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signature  is  required  in  such  capacity  and on  behalf  of the  subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Purchaser is executing this Agreement.

     Section 2.2 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

     (a) Organization and Qualification. The Company (and each of its subsidiaries, if applicable) is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect", for purposes of this Agreement, means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

     (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue Securities and the Escrowed Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the company or its board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application) and (v) prior to the Closing Date, any necessary amendment to the Company's Articles of Incorporation authorizing Company to issue all of the Securities and the Escrowed Shares will have been filed with the Secretary of State of the state in which the Company is incorporated and will be in full force and effect, enforceable against the Company in accordance with the terms of such amended Articles of Incorporation.

     (c) Authorized Capital; Rights or Commitments to Stock. As of December 31, 1998, the authorized capital stock of the Company consisted of 17,250,000 shares of Common Stock, of which approximately 13,759,264 shares were issued and outstanding as of such date.

     All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and non-assessable. Except as stated above or as described in Exhibit C (attached only if applicable), no shares of Common Stock are entitled to registration rights or preemptive rights, and there are no
(I) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities (not including the Note) or rights convertible into, any shares of capital stock of


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the Company,  (II) contract,  commitments,  understandings,  or  arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or (III) options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities (wither the Note or other notes, debentures, preferred stock or otherwise) or rights convertible into shares of capital stock of the Company. Exhibit C shall specifically indicate registration rights associated with any such securities and whether the Company intends to register such securities or capital stock underlying such securities within one (1) year after the Closing Date.

     (d) Issuance of Securities. The issuance of the Securities, including also the Escrowed Shares, has been duly authorized and, when paid for and issued in accordance with the terms hereof, the note shall be validly issued, fully paid and non-assessable and entitled to the rights described in Exhibit A hereto. The Common Stock issuable upon conversion of the Note and the Escrowed Shares will be duly authorized and reserved for issuance and, upon conversion, will be validly issued, fully paid and non-assessable, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

     (e) No Conflicts. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's By-Laws, as in effect on the date hereof (the "By-Law"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Articles or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect; provided that , for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Purchaser and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than any filing of a vote establishing a class or series of stock with the Secretary of State or similar authority of the state in which the Company is incorporated) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Note in accordance with the terms hereof, except the filing of Form D with the SEC; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein. The Company will send a copy of the Form D to the Escrow Agent once


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filed with the SEC.

     (f) Reporting Status; Financial Statements. The Company is not as of the date hereof subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act. The Company is not an investment company or a developmental stage company that has no specific business plan or purpose.

     Except as set forth in Exhibit C, no information or documentation provided to the Purchaser as of the date hereof has contained any untrue statement of a material fact or has omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Exhibit C, the financial statements of the Company provided to the Purchaser, if any, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Note thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g) No Material Adverse Change. Since at least December 31, 1997, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries.

     (h) No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities or obligations not disclosed to the Purchaser in writing, other than those incurred in the ordinary course of the Company's or any of its subsidiaries' respective businesses since January 31, 1999, which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or any of its subsidiaries.

     (i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     (j) No General Solicitation. Neither the Company, nor any of its affiliates, or, to the best of its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

     (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any of the Company's securities or solicited any offers


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to buy any of such  securities,  under  circumstances  that  would  prevent  the
Company from offering the Securities and delivering the Escrowed Shares pursuant to Rule 504.

     Section 3.1 Securities Compliance. The Company shall to the extent required notify the SEC, NASD and NASDAQ OTC Bulletin Board Market, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance of the Note, the Common Stock issuable upon conversion thereof, to the Purchaser.

     Section 3.2 Registration and Listing. Until at least one (1) year after all of the principal of the Note has been converted into Common Stock, the company will take all action within its power to continue the listing or trading of its Common Stock on the NASDAQ Bulletin Board Market (or other principal market) and will comply in all respects with the company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ. The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding to the Company is bound by this Agreement with respect to its securities issued in exchange for or in replacement of the Note or Common Stock or the consideration received for or in replacement of the Note or Common Stock is cash.

     Section 3.3 Transfer Agent Instructions.

     a. The Note. Except as noted in Section 3.4 below, upon conversion of the Note, the Purchaser shall give a notice of conversion to the Company and the Company shall instruct its transfer agent to issue, and deliver to Purchaser within three business (3) days after the date of such notice of conversion, one or more certificates representing that number of shares of Common Stock into which the Note is convertible in accordance with the provisions regarding conversion set forth in Exhibit A. The Company shall act as Note Registrar and shall maintain an appropriate ledger containing the necessary information with respect to the Note.

     b. Common Stock to be Issued Without Restrictive Legend. Upon the conversion of all or any portion of the Note, the Company shall instruct its transfer agent to issue certificates equivalent to the number of shares of Common Stock to be received upon such conversion, along with any shares issued as interest in accordance with the terms of the note, without restrictive legend in the name of the Purchaser (or its nominee) and in such denominations to be specified at conversion by the Purchaser. The Common Stock shall be immediately freely transferable on the books and records of the Company.

     c. Registration. If upon conversion of the Note effected by Purchaser pursuant to the terms of this Agreement the Company fails to issue certificates for shares of Common Stock issuable upon such conversion (the "Underlying Shares") to Purchaser bearing no restrictive legend of any kind for any reason, then the Company shall be required, at the request of Purchaser and at the Company's expense, to effect the registration of the Underlying Shares under the 1933 Act and all relevant "blue sky" laws as promptly as is practicable but in any event within the time limits specified in this Paragraph 3.3(c). The


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Company and  Purchaser  shall  cooperate  in good faith in  connection  with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Company shall file a registration statement within thirty
(30) days after Purchaser's demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and in any event within one hundred twenty (12) days from the initial filing thereof. Such best efforts shall include, without limitation, promptly responding to all comments received from the SEC and providing Purchaser's counsel with a contemporaneous copy of all written correspondence with the SEC. Once declared effective by the SEC, the Company shall cause such registration statement to remain effective until the earlier of: (i) the sale by Purchaser of all Underlying Shares registered; or (ii) one hundred eighty (180) days after the effective date of such registration statement. In the event the Company undertakes to file a registration statement on Form S-3 in connection with the Common Stock, upon the effectiveness of such registration, Purchaser shall have the option to sell the Underlying Shares pursuant thereto. The foregoing shall not in any way limit Purchaser's rights in connection with the Common Stock or the Underlying Shares pursuant to Regulation D or otherwise. If the registration statement required hereunder is not declared effective by the SEC within the time limits stated in this Paragraph 3.3(c), the Company will be liable to Purchaser for liquidated damages. Such liquidated damages shall be in the amount of one percent (1%) of the Purchase Price for each thirty (30) day period beginning on the date effectiveness was called for under this Paragraph 3.3(c) and ending on the date on which such registration statement is declared effective by the SEC. Said liquidated damages shall be pro-rated for the partial thirty (30) day period in which the registration statement is declared effective. Said liquidated damages shall be due and payable at the end of each such thirty (30) day period, and shall be paid in cash at the place specified in writing by Purchaser. After one (1) year from the Closing Date, such liquidated damages will cease to accrue, and Purchaser may rely upon Rule 144 for conversion of the Note into Common Stock and for all sales of Common Stock received upon conversion.

     Section 3.4 Escrow of Common Stock. As additional security for the transactions contemplated herein (and in the other Note purchase agreements executed by the Company and third parties with respect to this offering), the Company has agreed to place in escrow with the Escrow Agent 650,000 shares of non-restricted Common Stock ("Escrowed Shares"), in accordance with the terms of that escrow agreement attached to this Agreement as Exhibit B (the "Escrow Agreement"). With respect to the conversion of the Note, in addition to the provisions of Section 3.3 above, upon conversion of the Note into Common Stock in accordance with their terms, so long as a sufficient number of Escrowed Shares are held by the Escrow Agent to effect such a conversion, the Purchaser shall submit via facsimile a copy of each notice of conversion to the Escrow Agent, and the Escrow Agent shall transmit to the Purchaser via electronic transfer, or via delivery of one or more non-legended stock certificates (along with duly executed and Medallion guaranteed stock powers) representing, such number of Escrowed Shares as are specified in such notice of conversion. Such transfer, so long as in accordance with the terms of this Agreement, the Escrow Agreement and the notice of conversion delivered to the Escrow Agent, shall satisfy the conversion requirement of any portion of the Note so converted. If all (or such number that no further portion of the Note may be converted in full based upon the then-prevailing conversion price) of the Escrowed Shares are delivered to the Purchaser pursuant to conversion of the Note, but there any portion of the Note outstanding, the Purchaser may require the Company to place additional non-restricted Common Stock in escrow, which the Company shall place in escrow within three (3) business days after written request form the Purchaser to do so. The number of additional shares shall be equal to one and one-half times [(the outstanding principal of that portion of the Note not previously converted) divided by {(the then current bid price of the Common Stock, determined by taking the lowest closing bid price for then ten (10) trading days prior to such written request by Purchaser) multiplied by the then applicable conversion rate as stated in the Note}].

     Likewise, the Company agrees, and does hereby reaffirm and covenant, that, should the Purchaser, in good faith, reasonably deem itself insecure upon examination and consideration of the outstanding principal amount due under the Note and the number of Escrowed Shares remaining with the Escrow Agent, then the Purchaser may give the Company written notice of such fact via facsimile, and the Company will immediately (but in any event within three (3) business days after such facsimile notice) place with the Escrow Agent sufficient additional Shares to provide reasonable security for the Purchaser. For purposes of this paragraph, "reasonable security" on any given date shall mean a sufficient number of Escrowed Shares that, if all of the then-remaining outstanding principal of the Note were converted on that date at the applicable discount rate, then there would be at least one hundred fifty percent (150%) of the required number of Escrowed Shares to effect such conversion in full. Thus, for example, if there were a $50,000 balance remaining on the Note, and the closing bid price were $4.25 per share, and the conversion price were $3.40 per share, then the Purchaser would be "reasonably secure" so long as there were 22,059 Escrowed Shares on deposit with the Escrow Agent [50,000/3.4 X 1.5 = 22,059].

     Upon conversion of all of the Note, any additional shares of Common Stock shall be returned to the Company by the Escrow Agent in accordance with the terms of the Escrow Agreement.

     Section 3.5 Use of Proceeds. The Company shall use the proceeds form the sale of the Securities for general working capital purposes. The Company will provide the Purchaser a schedule of the exact use of proceeds prior to Closing.

     Section 4.1 General Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and/or sell the Securities to the Purchaser is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Company at any time in its sole discretion.

     (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for any representations and warranties that are effective as of a particular, specified date).

     (b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

     (c) No Injunction, No Legal Action. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement. No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

     (d) [Intentionally left blank.]

     (e) Execution. The Purchaser shall have executed this Agreement and the Escrow Agreement, and delivered said documents to the Escrow Agent on behalf of the Company.

     (f) Purchase Price. The Purchaser shall have delivered the applicable Purchase Price for the Note, in accordance with Sections 1.2 and 1.3 above.

     Section 4.2 General Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the Securities is subject to the satisfaction, at the Closing, of each of the conditions set forth below. These conditions may be waived by the Purchaser at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respect as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are effective as of a particular, specified date).

     (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company pursuant to this Agreement and the Escrow Agreement at or prior to the Closing, unless any such agreement or condition is waived by the Purchaser in writing at or prior to Closing.

     (c) Trading and Listings. The Company shall not have received notice of, and trading in the Company's Common Stock shall not have been, suspended by the SEC or a national securities exchange (currently the NASDAQ OTB Bulletin Board Market) (except for any suspension of trading of limited duration agreed to between the Company and the principal exchange on which the Common Stock is traded solely to permit dissemination of material information regarding the Company) or delisted by such exchange, and trading in securities generally as reported by such exchange shall note have at any prior time been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such exchange.

     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) Execution. The Company shall have executed this Agreement, the Escrow Agreement and the Note, and delivered such documents and the Note, along with the Escrowed Shares, to the Escrow Agent on behalf of the Purchaser.
     Section 5.1 No Legend on Stock. No certificate representing the Common Stock issued upon conversion of the Note shall contain any restrictive legend of any kind.

     Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser. This Agreement may be terminated by action of the respective Board of Directors or other governing body of the Purchaser or the Company at any time if the Closing shall not have been consummated by the fifty (5th) business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date of this Agreement, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.

     Section 7.1 Fees and Expenses. The Company shall pay the fees, commissions and expenses of its advisers, brokers, finders, counsel, accountants and other experts, if any, and all other expenses associated therewith, in accordance with their respective agreements. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Note and all Common Stock pursuant thereto and hereto.

     Section 7.2 Specific Enforcement, Consent to Jurisdiction.

     (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

     (b) The Company and the Purchaser each (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3 Entire Agreement: Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

     The addresses for such communication shall be:

to the Company:       Mr. Murray Ginsberg, President
                      Ginsite Materials, Inc.
                      6781 West Sunrise Boulevard
                      Plantation, Florida 33313
                      FAX: 954.321.9667

to the Purchaser:     At the address set forth at the foot of this Agreement or
                      as specified hereafter in writing by Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other party hereto.

     Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, no shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to such state's principles of conflict of laws.

     Section 7.8 Survival. The representations and warranties of the Company and the Purchaser contained in herein and the agreements and covenants set forth in
Section 1.1 through 1.4, 3.1 through 3.5 and 7.1 through 7.16 shall survive for a period of three (3) years after the Closing Date.

     Section 7.9 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 7.10 NASDAQ. The Term NASDAQ or NASDAQ OTC Bulletin Board Market herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term NASDAQ or NASDAQ OTC Bulletin Board Market shall be deemed to refer to such exchange or other principal market.

     Section 7.11 Acceptance. Execution and delivery of this Agreement by the Purchaser shall constitute an offer to purchase the Note, which offer, unless previously revoked by the purchaser, may be accepted or rejected by the Company, in its sole discretion for any cause or for no cause and without liability to the Purchaser. The Company shall indicate acceptance of this Agreement by signing as indicated on the signature page hereof.

     Section 7.12 Binding Agreement. Upon acceptance of this Agreement by the Company, the Purchaser agrees that it may not cancel, terminate or revoke any agreement of the Purchaser made hereunder, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon heirs, successors, assigns, executors, administrators, guardians, conservators or personal representative of the Purchaser.

     Section 7.13 Incorporation by Reference. All information set forth on the signature page is incorporated as integral terms of this Agreement.

     Section 7.14 Counterparts. This Agreement may be signed in multiple counterparts, which counterparts shall constitute one and the same original instrument.

     Section 7.15 Severability. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

     Section 7.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the date set forth below. [SIGNATURE PAGE TO ESCROW AGREEMENT DATED FEBRUARY 8, 1999]

                                    THE COMPANY:
                                    GINSITE MATERIALS, INC.

                            By: /s/ Murray Ginsberg
                            -----------------------
                            Mr. Murray Ginsberg, President

                                    THE BUYER:
                                    THE AUGUSTINE FUND, L.P.
                       By: Augustine Capital Management, inc., a General Partner

                           By:   /s/ Thomas Duszynski
                           --------------------------
                            Mr. Thomas F. Duszynski, CFO

                                    EXHIBIT A

US$254,000.00                                                           NOTE #01

                       NINE PERCENT (9%) CONVERTIBLE NOTE
                             DATED FEBRUARY 8, 1999

     THIS NOTE (this "Note") is one of the duly authorized issue of Convertible Notes of GINSITE MATERIALS, INC., a Florida corporation (the "Company"), in an aggregate principal amount of up to US$254,000.00 (collectively, the "Notes"). This Note is offered, issued and sold pursuant to an in accordance with the exemption from securities registration afforded by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended.

     FOR VALUE RECEIVED, the Company promises to pay to The Augustine Fund, L.P., or the permitted registered holder hereof (the "Holder"), the principal sum of US$254,000 (Two Hundred Fifty Four Thousand United States Dollars0 (the "Initial Principal Amount") or such lesser principal amount following the conversion or conversions f this Note in accordance with Paragraph 4 (the "Outstanding Principal Amount") on February 1, 2001 (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount from time to time, semiannually in arrears on the first business day of December and June (the "Interest Payment Dates"), at the rate of nine percent 9% per Annum occurring from the date of issuance.

     Accrual of interest shall commence on the first day to occur after the date hereof until repayment in full of the principal sum has been made or duly provided for. Accrued and unpaid interest shall bear interest at the same rate until paid. The interest so payable will be paid in shares ("Interest Shares") of the Company's common stock, $.001 par value per share ("Common Stock") at the then applicable conversion price (computed as described in paragraph 4 below) on the Interest Payment Dates to the Holder on the tenth day prior to the Interest Payment Date. The principal of this Note is payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time.

     The Company will pay the principal of this Note on the due date, free of any withholding or deduction of any kind (subject to the provision of paragraph 2 below), to the Holder as of the due date and addressed to the Holder at the address appearing on the Note Register.

     The forwarding of such check and/or Interest Shares shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check and/or Interest Shares.

     This Note is subject to the following additional provisions:

     1. These Notes are originally issuable in amounts of not less than US$50,000.00.

     2. All payments on account of the principal of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "US Taxes").

     3. If at any time there occurs a transaction in which in excess of 50% of the Company's voting power is transferred (excluding any public or private offering of Company equity securities) on any consolidation or merger of the Company into any other or other entity or person (whether or not the Company is the surviving Corporation), or any other corporate reorganization or transaction or series of related transactions, the Holder of this Note then outstanding may participate in any such transaction as a class with common stockholders on the same basis as if this Note has been converted one day prior to the effective date of such transaction; provided, however, that the option of the Holder of this Note, such Holder may treat the effective date of any transaction that occurs prior to February 1, 2001, as a redemption date and shall be entitled to have the Company redeem this Note at a price equal to 130% of the Outstanding Principal Amount of this Note. The Holder shall be entitled to make such election at any time up to ten (10) day prior to the effective date of the transaction. The Company shall not effect any stock split, subdivision or combination with an effective date within three (3) trading days preceding the effective date of a merger or consolidation. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock, within an effective date within three (3) trading days prior to the effective date of a merger or consolidation.

     Notwithstanding the transfer of 50% of the Company's voting power, the Company shall have the unequivocal right to redeem this Note at any time prior to the Maturity Date at a price equal to 130% of the Outstanding Principal Amount of this Note, provided that the Company shall give to the Holder five (5) days written notice of its intention to do so and the Holder has not faxed a Notice of Conversion with respect to the Note (or portion thereof) sought to be redeemed. Upon notice of its right and intention to redeem the Note, the Company shall immediately transfer the full redemption price to the Holder. Notwithstanding anything herein to the contrary, the Company may not redeem any portion of this Note with respect to which the Holder has delivered a Notice of Conversion (via facsimile or otherwise) to the Company prior to the Holder's receipt of a redemption notice. The date of facsimile delivery of the Notice of Conversion to the Company as herein provided shall be referred to herein as the "Conversion Date."

     4. The Holder of this Note is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the Initial Principal Amount into Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (x) one hundred percent (100%) of the lowest of the closing bid prices for the Common Stock for the five (5) trading days prior to the date of this Note, or (y) or seventy-five percent (785%) of the lowest of the closing bid prices for the Common Stock for the five (5) trading days immediately prior to the Conversion Date. In the event of any stock split, dividend, combination or similar event occurring after a

Conversion Date and prior to the issuance of the respective stock certificates, the Conversion Price will be subject to appropriate adjustment. For purpose of this section, the closing bid price of the Common Stock shall be the closing bid price as reported by the Nasdaq Stock Market, or the closing bid price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the closing bid price on such exchange as reported in the Wall Street Journal. Conversion of this Note into Common Stock shall be effectuated by surrendering the Note to be converted to the Company, with the form of conversion notice attached to the Note as Exhibit A, executed by the Holder of the Note evidencing such Holder's intention to convert the Note. Interest accrued or accruing from the date of issuance to the Conversion Date (but not previously paid in cash or Interest Shares) on the amounts so converted shall be paid in Interest Shares, calculated at the same Conversion Price (as determined above) as would apply on the Conversion Date for the principal amount being converted but using the discount percentage applicable as of such date and shall constitute payment in full of any such interest on the same terms as would otherwise apply to the conversion of the principal amount hereof.

     No fractional shares or scrip representing fractions of shares of Common Stock will be issued on conversion, but the number of shares of Common Stock issuable shall be rounded to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be given by facsimile to the Company at 954.321.9667, attn: Mr. Murray Ginsberg, President, or if by physical delivery of the Notice of Conversion to the Company at the address for the Company contained in the Note Purchase Agreement. At the Maturity Date, any unconverted principal amount and accrued interest thereon shall at the Maturity Date be paid, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date. Upon conversion of all of the outstanding principal amount of this Note, the Holder shall submit this original Note to the Company for cancellation.

     Upon the delivery by the Holder of Conversion in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder, the Company shall issue and, within five (5) business days after actual delivery to the Company of the Notice of Conversion (the "Deadline"), deliver to or upon the order of the Holder one or more certificates (the "Certificates"), with no restrictive legends of any kind, representing that number of shares of Common Stock into which the portion of the Note converted is convertible, as shall be determined in accordance herewith.

     Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Certificates (without restrictive legend of any kind or stop transfer order affecting the Common Stock represented by the Certificates) issuable upon conversion of this Note is more than one (1) day after the Deadline, the Company shall pay to the Holder $20 per each $10,000 in principal amount per day for each day thereafter that the Company fails to deliver the Certificates. Such cash amount shall be paid to the Holder upon Holder's written demand therefor. In addition, and again without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if the Shares issuable upon conversion of this Note are delivered more than one (1) day after the Deadline, the Holder shall have the right (but not the obligation) to adjust the Conversion Price, by using the date of the Holder's receipt of the Certificates as the Conversion Date and recalculating the Conversion Price based upon such new Conversion Date. If such recalculation results in the Holder being entitled to more shares of Common Stock than was stated in the applicable Notice of Conversion, then the Company shall issue such additional shares of Common Stock to the Holder, without restrictive legend, pursuant to Rule 504 of Regulation D, within three (3) days after the Holder's written demand therefor delivered to the Company via facsimile.

     The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal amount of the Note to be converted at such time, plus the dollar amount of all interest that has accrued on that portion of the Note then being converted but which has not previously been paid, by the Conversion Price in effect on the date the Notice of Conversion is delivered via facsimile to the Company by the Holder. The number of Interest Shares shall be determined utilizing the following equation: [(the principal amount of the Note to be converted, multiplied by a fraction (A) the numerator of which is the number of days elapsed since the date of issuance of this Note and (B) the denominator of is 3650 multiplied by (9%); the resulting number shall be divided by the Conversion Price then in effect to determine the number of Interest Shares.

     5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the principal of this Note at the time, place and rate, and in the coin or currency herein prescribed. This Note at the time, place and rate, and in the coin or currency herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. This Note ranks equally with or superior to all other Notes now or hereafter issued under the terms set forth herein. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company.

     Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts; and any warrants, options or other securities convertible into stick of the Company shall rank pari passue with the Note in all respects, so long as issued prior to the date hereof.

     6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     7. If the Company at any time or from time to time after the date of this Note makes a dividend or other distribution to holders of Common Stock payable in securities of the Company other than the Interest Shares, then in each such event provision shall be made so that the Holder shall receive upon conversion of this Note pursuant to Paragraph 4 hereof, in addition to the number of Interest Shares receivable thereupon, the amount of such other securities of the Company to which the Holder on the relevant record of payment date, as applicable, of the number of Interest Shares so receivable upon conversion would have been entitled, plus any dividends or other distributions would have been received with respect to such securities had the Holder thereafter, during the period from the date of such event to and including the Conversion Date retained such securities, subject to all other adjustments called for during such period under this Note with respect to the rights of the Holder.

     8. If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise (other than subdivision or combination of shares of Common Stock or stock dividend or reorganization provided for elsewhe3re in this Note or a merger or consolidation, provided for in Paragraph 3), then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

     9. If at any time or from time to time after the date of this Note there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Note) then, as a part of such reorganization, provision shall be made so that the Holder shall thereafter to be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property to which a holder of the number of Shares deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights of the Holder after the reorganization to the end that the provisions of this Note shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property issued in connection with the above described transaction.

     10. If one or more of the "Events of Default" as described in Paragraph 11 shall occur, the Company agrees to pay all costs and expenses, including reasonably attorney's fees, which may be incurred by the Holder in collecting any amount due under, or enforcing any terms of, this Note.

     11. If more than one of the following described "Events of Default" shall occur:

     (a) The Company shall default in the timely payment of principal or interest; or

     (b) Any of the representations or warranties made by the Company herein or in the NotePurchase Agreement between the Company and Holder with respect to this Note, or in any certificate or financial or other document heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, shall be false or misleading any material respect at the time made; or

     (c) The Company shall fail to perform or observe any other covenant, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure (except that no cure period other than that described in Paragraph 4 above shall be had for any violation or breach of Paragraph 4 by the Company); or

     (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

     (g) Any money judgment, writ or warrant of attachment, lien or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unsatisfied, unvacated, unbounded or unstayed for a period of thirty (30) days (unless such order provided for delayed payment) or n any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall be any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

     (i) The Company shall have its common stock delisted from the exchange of the Nasdaq Stock Market (including without limitation the OTC Bulletin Board Market);

     Then, or at any time thereafter, and in each and in every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), the Holder may consider this Note immediately due or payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately demand without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Note shall be redeemed by the Company at a redemption price per Note equal to 130% of the Outstanding Principal Amount due hereunder.

     12. If at any time on or after the date hereof and prior to conversion of all of this Note into Common Stock as described in Paragraph 4 above, trading of the Common Stock is suspended on the principal market or exchange for such shares (including The Nasdaq Stock Market) for a period of five (5) consecutive trading days, other than as a result of the suspension or trading of securities in general, or if the Common Stock at any time becomes ineligible for trading, then, at the Holder's option, the Company shall redeem the Note at a redemption date designated by the Holder, and for the redemption price provided in Paragraph 11.

     13. Notwithstanding anything to the contrary contained herein, each Notice of Conversion shall contain representations to the effect that (I) the Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act, and (II) the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party.

     14. The Holder may, subject to compliance with the Note Purchase Agreement pursuant to which this Note was purchased, and the provisions of Rule 504 of Regulation D under the Securities Act of 1933, as amended (the 1933 Act"), without notice, transfer, assign, mortgage or encumber this Note, any interest herein or any part hereof in integral multiples of $10,000 or the entire outstanding balance to an "accredited investor" as defined in the 1933 Act that will be acquiring the Note or interest herein for its account for the purpose of investment and not with a view to or for sale in connection with any distribution hereof and, each assignee, transferee or mortgage (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest subject to the same limitations. Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Note. The Company may condition registrations of transfers on the receipt of a certificate from the assignee, transferee of mortgagee in a form acceptable to the Company that contains representations and warranties similar to those of the Holder contained in Section 2 of said Note Purchase Agreement, and IRS Form W-9 or an equivalent certification under penalty of perjury in compliance with the Internal Revenue Code of 1986, as amended from time to time.

     15. The Company covenants that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Holder or subsequent Holder waives compliance in writing, the Company shall:

     (a) give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

     (b) give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) on the financial condition of the Company;

     (c) at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Note into Common Stock. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to the Holder upon receipt of a Notice of Conversion or its otherwise unable to issue such shares in accordance with the terms of this Note (a "Conversion Default"), from and after the tenth day following a Conversion Default (which for all purposes shall be deemed to have occurred upon the Company's facsimile receipt of the applicable Conversion Notice), the Holder shall have the right to demand from the Company the immediate redemption of this
Note in cash at a redemption price equal to 130% of the then outstanding Principal Amount; provided, however, that no Redemption Notice may be delivered by the Holder subsequent to the Holder's receipt of notice from the Company (sent by overnight or 2-day courier with a copy sent by facsimile) of availability of sufficient shares to permit conversion (a "Post-Default Conversion') of the Note; provided further that such right shall be reinstated if the Company shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock in accordance with applicable provision of Paragraph 4 hereof with respect thereto within five (5) business days of delivery of the notice of Post-Default Conversion. In addition to the foregoing, upon the Conversion Default, the rate of interest on the Note shall to the maximum extend permitted by law be increased by two percent (2%) commencing on the first day of the thirty (30) day period (or part thereof) following a Conversion Default; an additional two percent (2%) commencing on the first day of each second such (30) day periods (or part thereof); and additional one percent (I%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have been duly converted or redeemed as herein provided. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Note as to which the Conversion Default has occurred.

     (d) Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note,

     (i) in the case of loss, theft or destruction, upon provision of indemnify reasonably satisfactory to it and/or its transfer agent; or

     (ii) in the case of mutilation, upon surrender and cancellation of this Note,

then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

     16. The Holder, by acceptance hereof, acknowledges that the Holder will not offer, sell or otherwise dispose of this Note or the Common Stock issuable upon conversion hereof except under circumstances which will not result in a violation of the 1933 Act or any applicable state securities laws.

     17. In the case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that its enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected impaired thereby.

     19. The Note and the Note Purchase Agreement between the Company and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

     19. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

        Dated: February 8, 1999



                                    GINSITE MATERIALS, INC.


                                    By:/s/ Murray Ginsberg, Pres.
                                    -----------------------------
                                    Mr.  Murray Ginsberg, President

                              NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in Order to Convert the Note.)

        The undersigned hereby irrevocably elects to convert $ _______________________ of the Nine Percent (9%) Convertible Note Due February 1, 2001, No. O1, into shares of common stock of Ginsite Materials, Inc., (the "Company"), according to the terms and conditions set forth in the Note, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto.

        The Undersigned represents that it, as of this date, is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act.
        The Undersigned also represents that the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party. The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to an exemption from registration under the 1933 Act. The Undersigned understands that pursuant to the representation of the Company regarding Rule 504 of Regulation D, the shares of Common Stock to be received upon conversion of the Note shall not contain an restrictive legend of any kind.


Conversion Date:   *_________________________

Applicable Conversion Price: __________________

Holder (Print True Legal Name):     The Augustine Fund, L.P.

/s/ Murray Ginsberg, Pres.
--------------------------
(Signature of Duly Authorized Representative of Holder)

Address of Holder:    6781 W.  Sunrise Blvd.
                      Plantation, FL   33313



*This Notice of Conversion (whether by facsimile or otherwise as permitted in the Note) must be received by the Company by the first business day following the Conversion Date.

                                    EXHIBIT B

                       STOCK ESCROW AND SECURITY AGREEMENT

     THIS STOCK ESCROW AND SECURITY AGREEMENT (this "Agreement") is dated as of February 8, 1999, by and among GINSITE MATERIALS, INC., a corporation organized under the laws of the State of Florida, U.S.A. (The "Company"), the undersigned buyer (the "Buyer") and H. GLENN BAGWELL, JR., a duly licensed attorney who practices law in the State of North Carolina, U.S.A., as Escrow Agent (the "Escrow Agent").
                              W I T N E S S E T H:

     WHEREAS, the buyer and the Company have entered into that Note Purchase Agreement dated as of February 8, 1999 (the "Securities Purchase Agreement"), pursuant to which the Company has agreed to sell, and the buyer has agreed to purchase, in a closing or closings as described in the Securities Purchase Agreement (each a "Closing"), that 9% Convertible Promissory Note of the Company (the "Note"), which is convertible into shares of common stock of the Company, $.001 par value per share ("Common Stock") (collectively, the "Securities"); and

     WHEREAS, the buyer has requested certain additional security as partial consideration for buyer's undertakings as described in the Securities Purchase Agreement and the note; and

     WHEREAS, it is a condition of the Buyer's obligation to purchase the Securities, that this Agreement be executed and delivered by all of the parties named above, and that the undertakings described herein be performed; and

     WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, the parties hereto hereby agree as follows:

        A)     ESCROW ACCOUNT.

        1.1 Deposit. On or before the date of the Closing, by electronic transfer or by delivery of one or more certificates, the Company shall deposit six hundred fifty thousand (650,000) shares of unrestricted, free-trading Common Stock (each a "Share" and collectively the "Shares") with the Escrow Agent, to be held by the Escrow Agent in a separation brokerage account (the "Escrow Account") established with Wachovia Securities, Inc., or Bear Stearns & Co. (as applicable, the "Brokerage"), subject to the terms and provisions contained herein. The parties hereto acknowledge that the first Closing shall not occur prior to the deposit of the Shares into the Escrow Account.

        B)     DISBURSEMENT OF SHARES.

        2.1 Disbursement. None of the Shares shall be disbursed other than in accordance with the terms hereof, or in accordance with the written instructions of both the Company and the buyer delivered to the Escrow Agent. In no event shall the Escrow Agent release or transfer any Shares to any party other than to the buyer or to the Company in accordance with this Agreement, absent express written instructions from the Company to transfer Shares to a third party. The Shares (or such portion as may be applicable) shall be disbursed by the Escrow Agent under the following circumstances.

        (a) At any time, in accordance with the terms of the Note, the Buyer exercises its right to convert the Note (or any portion thereof) into Common Stock, the buyer shall in addition to the steps required under the Note, deliver via facsimile a copy of the Conversion Notice (as defined in the Note) to the Escrow Agent. The Escrow Agent shall, as soon as practicable upon receipt thereof but in any event within two (2) days after receipt of the Conversion Notice. The Escrow Agent shall have no discretion with respect to the number of Shares to be delivered pursuant to a Conversion Notice, but shall deliver that number specified in such Conversion Notice.

        (b)  Upon  conversion  into  Common  Stock  of all  of  the  outstanding principal amount of the Note offered and sold pursuant to the Securities Purchase Agreement, and upon delivery of that number of Shares which is equivalent to the number of shares of Common Stock to have been received by the buyer upon conversion of all of the note so offered and sold, the Company and the Buyer shall send via facsimile written notice to the Escrow Agent that all of the outstanding principal amount of the Note has been fully converted and that the parties do not intend to sell and purchase any further Notes. The written notice from the Company shall also provide instructions with respect to the return of all remaining Shares (if any) to the Company. The Escrow Agent shall, within three (3) business days after receipt of such notice from the parties, return all remaining Shares to the Company pursuant to such instructions.

        2.2 Controversies. If any controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Shares or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow concerned or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made) (notwithstanding the above, the provisions of the paragraph next above this one shall apply in all event without exception). The Escrow Agent shall deliver that portion of the Escrow concerned covered by such agreement or final order, if any is then held by the Escrow Agent, within five (5) days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from the buyer and/or the Company that such controversy has arisen, which refers specifically to this Agreement and identities the adverse claimants to the controversy.

        2.3 No Other Disbursements. No portion of the Shares shall be disbursed or otherwise transferred except in accordance with this Section 2, Section 4 or
Section 5.1(b).

        3. ESCROW AGENT. The acceptance by the Escrow Agent of his duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties,. Liabilities and immunities of the Escrow Agent:

        3.1 The Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any cash, Shares, certificates, investments or other amounts deposited with or held by it.

        3.2 The Escrow Agent shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        3.3 The Escrow Agent shall not be liable for any act done hereunder except in the case of its reckless or willful misconduct or actions taken in bad faith.

        3.4 The Escrow Agent shall not be obligated or permitted to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in said documents are genuine or to require documentation or evidence substantiating any such document or signature.

        3.5 The Escrow Agent shall have no duties as Escrow Agent except those which are expressly set forth herein, and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its written consent thereto. The Escrow Agent shall not be prohibited from owning an equity interest in the Company, the buyer, another buyer, any of their respective subsidiaries or any third party that is in any way affiliated with or conducts business with either the Company, the buyer or another buyer.
        3.6 The Company and the Buyer specifically acknowledge that the Escrow Agent is a practicing attorney, and may have worked with the Company, the buyer, one or more stockholders of the Company or affiliates of either of them on other unrelated transactions, and that they and each of them has specifically requested that the Escrow Agent draft some or all of the documents for the said transactions and act as Escrow Agent with respect to the said transactions. Each party represents that it has retained legal and other counsel of its choosing with respect to the transactions. Each party represents that it has retained legal and other counsel of its choosing with respect to the transactions contemplated herein and in the Securities Purchase Agreement, and is satisfied in its sole discretion with the form and content of the documentation drafted by the Escrow Agent. The Escrow Agent may own an equity interest in the Company and/or may be an equity owner of the buyer or another buyer, and may increase or sell any such interest, so long as in accordance with any and all applicable law. The said parties hereby waive any objection to the Escrow Agent so acting based upon conflict of interest or lack of impartiality. The Escrow Agent agrees to act impartially and in accordance with the terms of this Agreement and with the parties' respective instructions, so long as they are not in conflict with the terms of this Agreement.

        4. TERMINATION. This Agreement shall terminate on the later of (a) the date on which all of the Shares and any other escrowed documents and things described herein shall have been fully disbursed in accordance with the terms and conditions of this Agreement, (b) any other date agreed to jointly by the buyer and the Company, or (c) ten (10) business days after the conversion of the last of the outstanding principal amount of the Note to have been issued by the Company to Buyer in accordance with the terms of the Securities Purchase Agreement

        5.     MISCELLANEOUS.

        5.1      Indemnification of Escrow Agent.

        (a) The Company and Buyer each agree, jointly and severally, to indemnify the Escrow Agent for, and to hold him harmless against, any loss incurred without reckless or willful misconduct or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending himself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall not apply to a party with respect to a direct claim against the Escrow Agent by such party alleging in good faith a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

        (b) In the event of any dispute as to the nature of the rights or obligations of the Buyer, the Company or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead,, deposit and/or pay all or any part of the Shares with or to a court of competent jurisdiction sitting in Wake County, North Carolina or in any appropriate federal court, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and the Buyer. Upon such interpleader, deposit or payment, the Escrow Agent shall immediately and automatically be relieved and discharged from all further obligations and responsibilities hereunder, including the decision to interplead, deposit or pay such funds.

        5.2 Amendments. This Agreement may be modified or amended only by a written instrument executed by each of the parties hereto.

        5.3 Notices. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail or facsimile to such party at the address, of such party set forth on the signature page of this Agreement.

        5.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent shall not assign its duties under this Agreement.

        5.6 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

        5.7 Counterparts. This Agreement may be executed in three or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

        5.8 Facsimile. This Agreement may be accepted via facsimile, and a facsimile transmission of the executed signature page hereof shall make this Agreement legally binding upon the party so executing and faxing such signature page to the Escrow Agent.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    THE COMPANY:
                                    GINSITE MATERIALS, INC.

                             By:/s/ Murray Ginsburg
                             ----------------------
                             Mr. Murray Ginsberg, President

                                    THE BUYER:
                                    THE AUGUSTINE FUND, L.P.
                       By: Augustine Capital Management, Inc., a General Partner

                             By:    /s/ Thomas Duszynski
                             ---------------------------
                             Mr. Thomas F. Duszynski, CFO


                                    ESCROW AGENT:

                              /s/ H Glenn Bagwell
                           H. GLENN BAGWELL, JR., ESQ.
                     Address: 3005 Anderson Drive, Suite 204
                        Raleigh, North Carolina USA 27609
                             Telephone 919.785.3113
                             Telecopier 919.785.3116

                                    EXHIBIT C
                            LIST OF SHAREHOLDERS AND
                               REGISTRATION RIGHTS

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